UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

11445 Cronhill Drive, Owings Mills, Maryland, 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 21, 2014, the Board of Directors (the “Board”) of Medifast, Inc. (the “Company”) approved June 17, 2014 as the date for an Annual Meeting of Stockholders of the Company for 2014 (the “Annual Meeting”) to be held at 8:00 a.m., Eastern Daylight Time, at the Company’s principal office located at 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117. The Board also approved April 28, 2014 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may attend and vote at the Annual Meeting or any adjournment thereof.

Because the date of the Annual Meeting advanced by more than 30 days from the anniversary of the Company’s 2013 annual meeting of stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. Such proposals must be delivered to the Corporate Secretary/Legal Department at 11445 Cronhill Drive, Owings Mills, Maryland 21117 no later than the close of business on March 31, 2014 to be considered timely, which the Company has determined to be a reasonable time before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials and may be omitted if not in compliance with applicable requirements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves Executive Vice President and General Counsel

Dated: March 21, 2014